Houlihan Lokey Reports Fiscal Year and Fourth Quarter Fiscal 2017 Financial Results

– Fiscal Year 2017 Revenue of $872 million, up 26% Year-Over-Year –
– Fiscal Year 2017 Diluted EPS of $1.63, up 48% Year-Over-Year –
– Adjusted Fiscal Year 2017 Diluted EPS of $1.89, up 29% Year-Over-Year –
– Fourth Quarter Fiscal 2017 Revenue of $257 million, up 40% Year-Over-Year –
– Fourth Quarter Fiscal 2017 Diluted EPS of $0.51, up 46% Year-Over-Year –
– Adjusted Fourth Quarter Fiscal 2017 Diluted EPS of $0.59, up 37% Year-Over-Year –
– Announced Dividend of $0.20 per Share for First Quarter Fiscal 2018 –

LOS ANGELES and NEW YORK - May 9, 2017 - Houlihan Lokey, Inc. (NYSE: HLI) (“Houlihan Lokey”, or the “Company”) today reported financial results for its fiscal year and fourth quarter ended March 31, 2017. For the fiscal year, total revenue grew 26% to a fiscal year record of $872 million, compared with $694 million for the fiscal year ended March 31, 2016. For the fourth quarter ended March 31, 2017, total revenue grew 40% to a record $257 million, compared with $184 million for the fourth quarter ended March 31, 2016.
Net income grew 55% to $108 million, or $1.63 per diluted share, for the fiscal year ended March 31, 2017, compared with $70 million, or $1.10 per diluted share, for the fiscal year ended March 31, 2016. Adjusted net income for the fiscal year ended March 31, 2017 grew 35% to $126 million, or $1.89 per diluted share, compared with $93 million, or $1.46 per diluted share, for the fiscal year ended March 31, 2016.
Net income grew 50% to $34 million, or $0.51 per diluted share, for the fourth quarter ended March 31, 2017, compared with $23 million, or $0.35 per diluted share, for the fourth quarter ended March 31, 2016. Adjusted net income for the fourth quarter ended March 31, 2017 grew 42% to $39 million, or $0.59 per diluted share, compared with $28 million, or $0.43 per diluted share, for the fourth quarter ended March 31, 2016.
"Fiscal 2017 was another record year at Houlihan Lokey with all three of our business segments reporting significant year-over-year revenue growth. In light of a stable M&A and financing environment and evolving pockets of distressed situations, we continue to see positive momentum heading into our fiscal 2018, ” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data
(Unaudited and in thousands, except per share data)

	U.S. GAAP
	Three Months Ended March 31,		Twelve Months Ended March 31,
	2017	2016	2017	2016
Fee revenue	$257,100	$183,596	$872,091	$693,765
Operating expenses:
Employee compensation and benefits	170,567	120,683	582,244	461,609
Non-compensation expenses	29,199	21,416	107,852	105,756
Total operating expenses	199,766	142,099	690,096	567,365
Operating income	57,334	41,497	181,995	126,400
Other income (expense), net	(767)	(664)	(3,508)	(770)
Income before provision for income taxes	56,567	40,833	178,487	125,630
Provision for income taxes	22,491	18,053	70,144	55,863
Net income	34,076	22,780	108,343	69,767
Net income attributable to noncontrolling interests	—	—	—	(26)
Net income attributable to Houlihan Lokey, Inc.	$34,076	$22,780	$108,343	$69,741

Diluted net income per share of common stock	$0.51	$0.35	$1.63	$1.10

Revenues

For the fiscal year ended March 31, 2017, total fee revenue grew 26% to $872 million from $694 million for the fiscal year ended March 31, 2016. For the fiscal year, Corporate Finance (“CF”) revenues increased 17%, Financial Restructuring (“FR”) revenues increased 52%, and Financial Advisory Services (“FAS”) revenues increased 9% when compared with the fiscal year ended March 31, 2016.

For the fourth quarter ended March 31, 2017, total fee revenue grew 40% to $257 million from $184 million for the fourth quarter ended March 31, 2016. For the quarter, CF revenues increased 45%, FR revenues increased 44%, and FAS revenues increased 18% when compared with the fourth quarter ended March 31, 2016.

Expenses

The Company’s employee compensation and benefits and non-compensation expenses during the periods presented and described below are on a GAAP, an adjusted, and an adjusted awarded basis, as appropriate.

(Unaudited and in thousands)

	Three Months Ended March 31,
	U.S. GAAP		Adjusted (Non-GAAP)*
	2017	2016	2017	2016
Expenses:
Employee compensation and benefits	$170,567	$120,683	$163,825	$114,663
% of Revenues	66.3%	65.7%	63.7%	62.5%
Non-compensation expenses	$29,199	$21,416	$26,966	$21,416
% of Revenues	11.4%	11.7%	10.5%	11.7%
Total operating expenses	$199,766	$142,099	$190,791	$136,079
% of Revenues	77.7%	77.4%	74.2%	74.1%

Adjusted awarded employee compensation and benefits			$168,400	$120,494
% of Revenues			65.5%	65.6%

	Twelve Months Ended March 31,
	U.S. GAAP		Adjusted (Non-GAAP)*
	2017	2016	2017	2016
Expenses:
Employee compensation and benefits	$582,244	$461,609	$556,041	$447,109
% of Revenues	66.8%	66.5%	63.8%	64.4%
Non-compensation expenses	$107,852	$105,756	$105,619	$89,330
% of Revenues	12.4%	15.2%	12.1%	12.9%
Total operating expenses	$690,096	$567,365	$661,660	$536,439
% of Revenues	79.1%	81.8%	75.9%	77.3%

Adjusted awarded employee compensation and benefits			$570,300	$464,366
% of Revenues			65.4%	66.9%
*Note: The adjusted and adjusted awarded figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Total operating expenses were $690 million for the fiscal year ended March 31, 2017, an increase of 22% when compared with $567 million in operating expenses for the fiscal year ended March 31, 2016. Employee compensation and benefits expenses were $582 million for the fiscal year ended March 31, 2017, compared with $462 million for the fiscal year ended March 31, 2016. The increase in employee compensation and benefits expenses was primarily a result of the growth in revenues for the fiscal year.

Total adjusted operating expenses were $662 million for the fiscal year ended March 31, 2017, an increase of 23% when compared with $536 million in adjusted operating expenses for the fiscal year ended March 31, 2016. Adjusted employee compensation and benefits expenses were $556 million for the fiscal year ended March 31, 2017, compared with $447 million for the fiscal year ended March 31, 2016. The additional adjusted employee compensation and benefits expenses were primarily a result of the growth in revenues for the fiscal year. This resulted in an adjusted compensation ratio of 63.8% for the fiscal year ended March 31, 2017, versus 64.4% for the fiscal year ended March 31, 2016.

Total non-compensation expenses were $108 million for the fiscal year ended March 31, 2017, compared with $106 million for the fiscal year ended March 31, 2016. Non-compensation expenses increased primarily as a result of an increase in costs associated with being a public company for the full year that were only partially included in fiscal year 2016 and an increase in variable operating expenses associated with our revenue growth, offset by transaction costs incurred in the fiscal year ended March 31, 2016 related to the Company’s initial public offering in August 2015.

Adjusted non-compensation expenses were $106 million for the fiscal year ended March 31, 2017, compared with $89 million for the fiscal year ended March 31, 2016. The increase in adjusted non-compensation expenses was primarily a result of an increase in costs associated with being a public company for the full year that were only partially included in fiscal year 2016 and an increase in variable operating expenses associated with our revenue growth.

Total operating expenses were $200 million for the fourth quarter ended March 31, 2017, an increase of 41% when compared with $142 million in operating expenses for the fourth quarter ended March 31, 2016. Employee compensation and benefits expenses were $171 million for the fourth quarter ended March 31, 2017, compared with $121 million for the fourth quarter ended March 31, 2016. The increase in employee compensation and benefits expenses was primarily a result of the growth in revenues for the quarter.

Total adjusted operating expenses were $191 million for the fourth quarter ended March 31, 2017, an increase of 40% when compared with $136 million in adjusted operating expenses for the fourth quarter ended March 31, 2016. Adjusted employee compensation and benefits expenses were $164 million for the fourth quarter ended March 31, 2017, compared with $115 million for the fourth quarter ended March 31, 2016. The additional adjusted employee compensation and benefits expenses were primarily a result of the growth in revenues for the quarter. This resulted in an adjusted compensation ratio of 63.7% for the fourth quarter ended March 31, 2017, versus 62.5% for the fourth quarter ended March 31, 2016.

Total non-compensation expenses were $29 million for the fourth quarter ended March 31, 2017, compared with $21 million for the fourth quarter ended March 31, 2016. Non-compensation expenses increased primarily as a result of an increase in variable operating expenses associated with our revenue growth, and $2.2 million in costs related to the Company’s public offering of stock completed in February 2017 and acquisition of Black Stone IP that occurred in January 2017 that did not occur in the fourth quarter ended March 31, 2016.

Adjusted non-compensation expenses were $27 million for the fourth quarter ended March 31, 2017, compared with $21 million for the fourth quarter ended March 31, 2016. The rise in adjusted non-compensation expenses was primarily a result of an increase in variable operating expenses associated with our revenue growth.

Segment Reporting for the Fourth Quarter

For the fourth quarter ended March 31, 2017, Corporate Finance revenue grew 45% to $115 million, compared with $79 million during the fourth quarter ended March 31, 2016. The growth in revenues was primarily driven by an increase in the number of closed transactions. CF closed 62 transactions in the fourth quarter, versus 40 transactions in the same quarter last year. Segment profit equaled $28 million for the fourth quarter ended March 31, 2017, compared with $24 million for the fourth quarter ended March 31, 2016, an increase of 16%. Profitability increased primarily as a result of the increase in revenues, partially offset by higher employee compensation and benefits as a percentage of revenues when compared to the same quarter last year.

(Unaudited and in $ thousands)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2017	2016	2017	2016
Corporate Finance
Revenues	$115,075	$79,329	$434,558	$371,790
Segment Profit¹	28,221	24,292	119,739	103,447
# of MDs	87	89	87	89
# of Closed Transactions	62	40	216	162
For the fourth quarter ended March 31, 2017, Financial Restructuring revenue grew 44% to $104 million, compared with $72 million during the fourth quarter ended March 31, 2016. The growth in revenues was driven both by an increase in the number of closed transactions as well as an increase in the average transaction fee per closed transaction. FR closed 30 transactions in the fourth quarter ended March 31, 2017, versus 23 transactions in the fourth quarter ended March 31, 2016. Segment profit was $37 million for the fourth quarter ended March 31, 2017, compared with $20 million for the fourth quarter ended March 31, 2016, an increase of 82%. The increase in profitability was a result of the corresponding increase in revenues, as well as lower employee compensation and benefits and non-compensation expenses as a percentage of revenues when compared to the same quarter last year.

(Unaudited and in $ thousands)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2017	2016	2017	2016
Financial Restructuring
Revenues	$104,223	$72,204	$307,595	$202,343
Segment Profit¹	37,288	20,482	92,831	54,950
# of MDs	43	42	43	42
# of Closed Transactions	30	23	75	58
For the fourth quarter ended March 31, 2017, Financial Advisory Services revenue grew 18% to $38 million, compared with $32 million in the fourth quarter ended March 31, 2016. Revenues for FAS increased primarily as a result of strong performance by our transaction advisory, portfolio valuation and strategic consulting product lines. FAS generated 595 fee events in the fourth quarter ended March 31, 2017, versus 538 fee events during the same quarter last year. Segment profit was $7 million for the fourth quarter ended March 31, 2017, compared with $10 million for the fourth quarter ended March 31, 2016. Segment profitability decreased primarily as a result of higher employee compensation and benefits and increased non-compensation expenses when compared to the same quarter last year.

(Unaudited and in $ thousands)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2017	2016	2017	2016
Financial Advisory Services
Revenues	$37,802	$32,063	$129,938	$119,632
Segment Profit¹	7,128	9,528	28,905	30,313
# of MDs	35	34	35	34
# of Fee Events[2]	595	538	1,236	1,179

1.
We adjust the compensation expense for a business segment in situations where an employee assigned to one business segment is performing work in another business segment and we want to adequately reflect the compensation expense in the business segment where the revenue is being booked.

2.	A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000.

Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.20 per share of Class A and Class B common stock. The dividend will be payable on June 15, 2017 to stockholders of record as of the close of business on June 2, 2017.

During the quarter, the Company acquired Black Stone IP LLC ("BSIP"), a leading boutique investment bank focused on intellectual property (IP) assets.

As of March 31, 2017, the Company had $300 million of unrestricted cash and cash equivalents, loans payable aggregating $33 million, and no borrowings under our Revolving Credit Facility.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Daylight Time on Tuesday, May 9, 2017, to discuss its fiscal year and fourth quarter 2017 results. The number to call is 1-888-455-2265 (domestic) or 1-719-457-2637 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available on May 9, 2017 through May 16, 2017, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 6590132#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and adjusted operating expenses are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. Adjusted net income and adjusted operating expenses remove the significant accounting impact of one-time charges associated with the Company’s IPO and other matters, as set forth in the tables at the end of this release.

Adjusted net income and adjusted operating expenses as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, adjusted net income is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of adjusted net income and a reconciliation with net income, as well as a reconciliation of the specific line items in adjusted operating expenses, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE: HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, valuation, and strategic consulting. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of our commitment to client success across our advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions, the No. 1 global restructuring advisor, and the No. 1 global M&A fairness opinion advisor over the past 20 years, according to Thomson Reuters. For more information, please visit www.HL.com.

Contact Information:

Investor Relations: 212-331-8225 IR@HL.com	OR	Public Relations: 212-331-8223 PR@HL.com

Appendix

Consolidated Balance Sheet (Unaudited)
Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

Houlihan Lokey, Inc.
Consolidated Balance Sheet
(In thousands, except share data and par value)

	March 31, 2017	March 31, 2016
	(unaudited)	(audited)
Assets:
Cash and cash equivalents	$300,314	$166,169
Restricted cash	193,572	—
Accounts receivable, net of allowance for doubtful accounts of $9,770 and $4,266 at March 31, 2017 and 2016, respectively	60,718	58,100
Unbilled work in process	57,682	51,300
Income taxes receivable	—	7,204
Receivable from affiliates	10,913	27,408
Property and equipment, net of accumulated depreciation of $32,193 and $32,470 at March 31, 2017 and 2016, respectively	30,416	21,701
Goodwill and other intangibles	710,815	717,368
Other assets	17,949	21,634
Total assets	$1,382,379	$1,070,884
Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	336,465	254,058
Accounts payable and accrued expenses	41,655	34,400
Deferred income	3,717	5,547
Income taxes payable	4,937	—
Deferred income taxes	31,196	37,288
Forward repurchase liability	193,572	—
Loan payable to affiliate	15,000	45,000
Loans payable to former shareholders	5,482	16,738
Loan payable to non-affiliate	12,080	14,882
Other liabilities	7,820	9,416
Total liabilities	651,924	417,329
Redeemable noncontrolling interest	3,838	2,395

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 22,026,811 and 12,084,524 shares at March 31, 2017 and 2016, respectively	22	12
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 43,983,299 and 53,219,303 shares at March 31, 2017 and 2016, respectively	44	53
Treasury stock, at cost; 6,900,000 and 0 shares at March 31, 2017 and 2016, respectively	(193,572)	—
Additional paid-in capital	854,757	637,332
Retained earnings	87,407	28,623
Accumulated other comprehensive loss	(21,917)	(14,613)
Stock subscription receivable	(124)	(247)
Total stockholders' equity	726,617	651,160
Total liabilities and stockholders' equity	$1,382,379	$1,070,884

Houlihan Lokey, Inc.
Consolidated Statement of Income
(Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2017	2016	2017	2016
Fee revenue	$257,100	$183,596	$872,091	$693,765

Operating expenses:
Employee compensation and benefits	170,567	120,683	582,244	461,609
Travel, meals, and entertainment	5,780	4,058	21,707	20,955
Rent	6,346	7,086	27,094	26,459
Depreciation and amortization	1,955	2,433	8,853	7,499
Information technology and communications	4,146	4,487	17,628	16,017
Professional fees	4,859	1,899	13,073	20,687
Other operating expenses	4,549	1,168	15,489	11,601
Provision for bad debt	1,564	285	4,008	2,538
Total operating expenses	199,766	142,099	690,096	567,365

Operating income	57,334	41,497	181,995	126,400

Other income (expense), net	(767)	(664)	(3,508)	(770)
Income before provision for income taxes	56,567	40,833	178,487	125,630

Provision for income taxes	22,491	18,053	70,144	55,863
Net income	34,076	22,780	108,343	69,767

Net income attributable to noncontrolling interests	—	—	—	(26)
Net income attributable to Houlihan Lokey, Inc.	$34,076	$22,780	$108,343	$69,741

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	61,584,806	59,347,798	61,100,497	59,044,981
Fully Diluted	66,456,651	65,323,743	66,579,130	63,475,903
Net income per share of common stock:
Basic	$0.55	$0.38	$1.77	$1.18
Fully Diluted	$0.51	$0.35	$1.63	$1.10

Houlihan Lokey, Inc.
Reconciliation of GAAP to Adjusted Financial Information
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2017	2016	2017	2016
Fee revenue	$257,100	$183,596	$872,091	$693,765

Employee Compensation and Benefits
Employee Compensation and Benefits (GAAP)	$170,567	$120,683	$582,244	$461,609
Less/Plus: Adjustments[1]	(6,742)	(6,020)	(26,203)	(14,500)
Employee Compensation and Benefits (Adjusted)	163,825	114,663	556,041	447,109
Less/Plus: Adjustments[2]	4,575	5,831	14,259	17,257
Employee Compensation and Benefits (Adjusted Awarded)	168,400	120,494	570,300	464,366

Non-Compensation Expenses
Non-Compensation Expenses (GAAP)	$29,199	$21,416	$107,852	$105,756
Less/Plus: Adjustments[3]	(2,233)	—	(2,233)	(16,426)
Non-Compensation Expenses (Adjusted)	26,966	21,416	105,619	89,330

Operating Income
Operating Income (GAAP)	$57,334	$41,497	$181,995	$126,400
Less/Plus: Adjustments[4]	8,975	6,020	28,436	30,926
Operating Income (Adjusted)	66,309	47,517	210,431	157,326

Other Income (Expenses), net
Other Income (Expenses), net (GAAP)	($767)	($664)	($3,508)	($770)
Less/Plus: Adjustments[5]	—	—	—	282
Other Income (Expenses), net (Adjusted)	(767)	(664)	(3,508)	(488)

Provision for Income Taxes
Provision for Income Taxes (GAAP)	$22,491	$18,053	$70,144	$55,863
Less/Plus: Adjustments[6]	3,568	1,016	11,177	8,149
Provision for Income Taxes (Adjusted)	26,059	19,069	81,321	64,012

Net Income
Net Income (GAAP)	$34,076	$22,780	$108,343	$69,767
Less/Plus: Adjustments[7]	5,407	5,004	17,259	23,059
Net Income (Adjusted)	39,483	27,784	125,602	92,826

Diluted adjusted net income per share of common stock	$0.59	$0.43	$1.89	$1.46
____________________________
Note: Figures may not sum due to rounding.

1.
Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any (($6,742) in Q4 FY17; ($6,020) in Q4 FY16; ($26,203) in FY17; ($15,275) in FY16); and adjustments relating to previous ownership agreements ($775 in FY16).

2.
Reflects (i) the expected vesting of grants that were made in prior year periods that were expensed during the period plus any unvested grants that were forfeited during the fiscal year (($9,209) in Q4 FY17; ($4,624) in Q4 FY16; ($27,794) in FY17; ($21,345) in FY16), and (ii) estimated normal year-end grants of deferred stock during the period ($13,784 in Q4 FY17; $10,455 in Q4 FY16; $42,053 in FY17; $38,602 in FY16).

3.
Includes costs associated with (i) Houlihan Lokey's public offering of stock (($1,633) in Q4 FY17 and FY17, (ii) Houlihan Lokey’s initial public offering, corporate reorganization, spin-out of non-operating assets, shareholder solicitation process and other related activities (($12,783) in FY16), (iii) costs incurred from completed acquisitions (($600) in Q4 FY17 and FY17; ($2,637) in FY16), and (iv) adjustments relating to previous ownership agreements (($1,006) in FY16).

4.
Includes pre-IPO grant vesting, including grants re-awarded following forfeiture, if any; and costs associated with (i) Houlihan Lokey's secondary offering; (ii) Houlihan Lokey’s initial public offering, corporate reorganization, spin-out of non-operating assets, shareholder solicitation process and other related activities, (iii) costs incurred from completed acquisitions, and (iv) adjustments relating to previous ownership agreements.

5.	Includes adjustments relating to previous ownership agreements ($282 in FY16).

6.	Reflects the tax impact of described adjustments.

7.
Includes pre-IPO grant vesting, including grants re-awarded following forfeiture, if any; and costs associated with (i) Houlihan Lokey's public offering of stock completed in February 2017; (ii) Houlihan Lokey’s initial public offering, corporate reorganization, spin-out of non-operating assets, shareholder solicitation process and other related activities in FY 16, (iii) costs incurred from completed acquisitions, (iv) adjustments relating to previous ownership agreements, (v) the tax impact of described adjustments, and (vi) net income/loss attributable to noncontrolling interests ($26 in FY16).